UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012 (October 12, 2012)

CARE INVESTMENT TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54474	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2012, Care Investment Trust Inc. (the “Company”) entered into a definitive purchase agreement (the “Purchase Agreement”) with Juniper Communities LLC and its affiliates to acquire, through twelve wholly-owned single purpose limited liability company subsidiaries, 100% of the real estate and operating assets of seven assisted living and memory care facilities located in New Jersey, Colorado and Pennsylvania. On October 12, 2012, the Company exercised its right under the Purchase Agreement to terminate the Purchase Agreement and seek a return of funds deposited as earnest money towards the purchase price.

Item 7.01	Regulation FD Disclosure.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for any purposes, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE INVESTMENT TRUST INC.

Date: October 18, 2012	By:	/s/ Salvatore (Torey) V. Riso, Jr.
	Name:	Salvatore (Torey) V. Riso, Jr.
	Title:	President and Chief Executive Officer

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